UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 14, 2026
COMMISSION FILE NUMBER 1-6780 (Rayonier Inc.)
RAYONIER INC.
Incorporated in the State of North Carolina
I.R.S. Employer Identification Number 13-2607329
1 Rayonier Way
Wildlight, Florida 32097
(Principal Executive Office)
Telephone Number: (904) 357-9100
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Exchange
COMMON STOCK, $0.00 PAR VALUE	RYN	New York Stock Exchange
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities
Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

RAYONIER INC.

		PAGE
Item 5.07.	Submission of Matters to a Vote of Security Holders.	1
	Signature	2

Item 5.07.    Submission of Matters to a Vote of Security Holders.

The 2026 Annual Meeting of Shareholders of Rayonier Inc. (the “Company”) was held on May 14, 2026 (the “Annual Meeting”). At the Annual Meeting, shareholders of the Company (1) approved the election of all ten of the director nominees to terms expiring at the 2027 annual meeting of shareholders, (2) approved, on a non-binding advisory basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement, and (3) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2026.

The final voting results were as follows:

				Broker
Election of Directors, Terms Expire in 2027	Votes For	Votes Against	Abstain	Non-Votes
Keith E. Bass	243,398,534	10,930,311	176,862	22,949,458
Linda M. Breard	253,809,231	506,269	190,207	22,949,458
Michael J. Covey	248,387,804	5,936,904	180,999	22,949,458
Eric J. Cremers	247,864,767	6,455,406	185,534	22,949,458
Gregg A. Gonsalves	252,072,470	2,239,288	193,949	22,949,458
Scott R. Jones	237,153,349	17,175,972	176,386	22,949,458
D. Mark Leland	253,803,548	515,327	186,832	22,949,458
Mark D. McHugh	253,874,126	455,841	175,740	22,949,458
Ann C. Nelson	252,596,566	1,683,379	225,762	22,949,458
Lenore M. Sullivan	253,791,474	540,367	173,866	22,949,458
				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Non-binding Advisory Vote on the Compensation of Our Named Executive Officers	241,465,377	12,518,728	521,602	22,949,458

				Broker
	Votes For	Votes Against	Abstain	Non-Votes
Ratification of Independent Registered Public Accounting Firm	270,097,073	7,097,810	260,282	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYONIER INC. (Registrant)

BY:	/s/ MARK R. BRIDWELL
Mark R. Bridwell
Executive Vice President, General Counsel and Corporate Secretary

May 14, 2026

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